Filed Pursuant to Rule 424(b)(5)
Registration No. 333-191472

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated February 26, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated October 10, 2013)

$50,000,000

United Insurance Holdings Corp.

Common Stock

We are offering up to $50,000,000 of shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “UIHC.” The last reported sale price of our common stock on The Nasdaq Capital Market on February 26, 2014 was $14.10 per share.

Investing in our common stock involves certain risks. You should read the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters also may purchase up to an additional $7,500,000 of shares of our common stock within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about             , 2014.

RAYMOND JAMES	WELLS FARGO SECURITIES

STERNE AGEE

The date of this prospectus supplement is             , 2014.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “UPC Insurance,” “our company,” “the Company,” “we,” “us,” and “our” refer to United Insurance Holdings Corp. and its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any other offering material and the documents incorporated into each by reference include important information about us, the shares of our common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in shares of our common stock.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission (“SEC”) and any other offering material we or the underwriters provide. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case maybe, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses filed by us with the SEC may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, intentions, objectives, estimates and expectations for future events and include statements about our plans, intentions, objectives, estimates and expectations, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning our expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results projected, expected or implied by the forward-looking statements, some of which are beyond our control, that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to:

•	the regulatory, economic and weather conditions present in the states in which we operate;

•	the impact of new federal or state regulations that affect the property and casualty insurance market;

•	the cost of reinsurance;

•	assessments charged by various governmental agencies;

•	pricing competition and other initiatives by competitors;

•	our ability to attract and retain the services of senior management;

•	the outcome of litigation pending against us, including the terms of any settlements;

•	dependence on investment income and the composition of our investment portfolio and related market risks;

•	our exposure to catastrophic events and severe weather conditions;

•	downgrades in our financial strength ratings; and

•	other risks and uncertainties described under “Risk Factors” below and in our other filings with the SEC.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors except as required by law. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2013.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2013, as well as our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

General Overview

United Insurance Holdings Corp. serves as the holding company for United Property & Casualty Insurance Company and its affiliated companies. We are primarily engaged in the homeowners property and casualty insurance business in the United States. We currently write in Florida, Massachusetts, New Jersey, North Carolina, Rhode Island, South Carolina, and Texas, and we are licensed to write in Georgia and New Hampshire. Our target market currently consists of areas where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. In such areas we believe an opportunity exists for us to write profitable business. We manage our risk of catastrophic loss primarily through sophisticated pricing algorithms, avoidance of policy concentration, and the use of a comprehensive catastrophe reinsurance program. We have been operating continuously in Florida since 1999 and have successfully managed our business through various hurricanes, tropical storms and other weather related events. We believe our record of successful risk management and experience in writing business in catastrophe-exposed areas provides us a competitive advantage as we grow our business in other states facing similar perceived threats. We conduct our operations under one business segment.

Homeowners policies and related coverage account for essentially all of the business that we write. In 2013, homeowners policies (by which we mean both standard homeowners and dwelling fire policies) produced written premium of $365,249,000 and accounted for 96% of our total written premium. In addition to homeowners policies, we write flood policies, which accounted for the majority of the remaining 4% of our 2013 written premium. On our flood policies, we earn a commission while retaining no risk of loss, since all such risk is ceded to the federal government via the National Flood Insurance Program. Policies we issue under our homeowners programs in the various states where we do business provide both structure and content coverage.

We offer standardized policies for a broad range of exposures, and our policies include coverage options for standard single family homeowners, tenants (renters), and condominium unit owners.

At December 31, 2013, we had total policies in force of 202,454, a 50% increase from 135,297 policies at December 31, 2012. Total consolidated revenues, net income and diluted earnings per share all grew substantially in 2013 to $208,080,000, $20,342,000 and $1.26, respectively, or year over year growth rates of 59%, 110%, and 38%, respectively. Our book value per diluted share was

$6.64 at December 31, 2013, a 16.5% increase from December 31, 2012, and our return on average equity for the twelve months ended December 31, 2013 was 20.8%, compared to 16.1% for the twelve months ended December 31, 2012.

To achieve our goals in 2014, we seek to:

•	Grow premium base in existing states until target market share is obtained;

•	Begin writing policies in several new states in support of our growth and diversification strategy;

•	Improve the efficiency of our catastrophe reinsurance program; and

•	Improve the cost-effectiveness of our operations.

Our Strategy

Our mission is to produce superior risk-adjusted returns for investors by building a sustainable franchise that delivers quality homeowners insurance products in select markets on the Gulf Coast and Eastern Seaboard. We will strive to become the premier provider of property insurance in catastrophe exposed areas.

We compete primarily on the basis of product features, the strength of our distribution network, high-quality service to our agents and policyholders, and our reputation for long-term stability and commitment. In addition, our long and successful track record writing homeowners insurance in catastrophe-exposed areas has enabled us to develop sophisticated pricing techniques that endeavor to accurately reflect the risk of loss while allowing us to be competitive in our target markets.

Our strategy is to grow selectively in target markets by building a superior team of insurance professionals that (i) can build and maintain relationships with external partners; (ii) raise capital to support business growth; and (iii) provide agents and homeowners quality insurance products with world-class service and systems.

Our Markets

Our target markets include homeowners insurance on the Gulf Coast and Eastern Seaboard. We presently write premium in seven states including Florida, Texas, South Carolina, North Carolina, New Jersey, Rhode Island and Massachusetts. Our future plans include entry into other states with Gulf Coast and Eastern Seaboard exposures.

Our largest concentration of insurance policy premiums is in Florida, where, for the twelve months ended September 30, 2013, United Property & Casualty Insurance Company ranked 9th with $271.6 million of personal and commercial residential annualized written premiums representing approximately 2.5% of the Florida market, according to data compiled by the Florida Office of Insurance Regulation. Citizens Property Insurance Corporation (“Citizens”), a Florida not-for-profit, tax-exempt government corporation, was the largest underwriter with approximately 23.5% of the market’s premiums. Assuming access to capital and reinsurance support, given present market conditions, we believe we have the opportunity to significantly expand the size of our business in the State of Florida.

Our insurance affiliate has operated continuously in Florida since 1999. In 2010, we began to expand to other states, beginning with South Carolina in 2010, Massachusetts in 2011 and Rhode Island in 2012. In 2013, we began writing business in North Carolina, New Jersey and Texas. We are also licensed to write business in Georgia and New Hampshire, though we have not yet begun to write policies there. It is a fundamental part of our strategy to diversify our operations outside of Florida and to write in multiple states where the perceived threat of natural catastrophes has caused large national insurance companies to reduce their concentration. In pursuit of this strategy, we have submitted applications for licensure in New York, Connecticut, and Louisiana.

Our Regulatory Environment

We are subject to extensive regulation in the markets we serve, primarily at the state level. In general, these regulations are designed to protect the interests of policyholders, not the holders of securities issued by us and could affect, among other things, our capital requirements and profitability. Because we currently write the substantial majority of our insurance policy premiums in Florida, prevailing regulatory conditions in that state have a disproportionate effect on our business, as evidenced by the impact of wind-mitigation credits on our earned premiums in 2008 through 2010 and, to a lesser extent, in 2011.

In 2010, our only unprofitable year, wind-mitigation credits reduced the gross premiums that we would have otherwise earned by $71.7 million. By non-renewing certain policies that became unprofitable, foregoing new business in areas disproportionately affected by wind mitigation credits and gaining rate increases as appropriate in order to provide a fair, risk-adjusted premium, we recovered much of the lost premium and continued to grow our portfolio.

In November 2013, we were approved by the Florida Office of Insurance Regulation to take out 100,000 policies previously underwritten by Citizens in accordance with a depopulation program required by Florida law. Policyholders whose policies are selected for depopulation are sent a letter notifying them of the pending assumption and providing instructions on how they can elect (opt out) to remain with Citizens, if eligible and should they wish to do so. Pursuant to the approval, we assumed more than 18,000 policies from Citizens, representing approximately $63,047,000 of annualized premiums. The total amount of assumed premium may be reduced by additional opt outs and cancellations by policyholders.

During 2013, SB 1770 was signed by the Governor of Florida and passed during the legislative session. This bill is intended to reform Citizens by reducing its insurance policy count and establishing the Property Insurance Clearinghouse (“Clearinghouse”). The Clearinghouse, launched in January 2014, makes new business ineligible for Citizens if a participating insurance company is willing to afford similar coverage at a price that is no more than 15% above the price of a policy with Citizens. Similarly, existing Citizens policies are not eligible for renewal with Citizens if a participating insurance company is willing to afford similar coverage at no additional cost over the price for a Citizens policy. This will allow potentially new and renewal policies of Citizens to be comparatively shopped by participating private market insurers before becoming, or remaining, policies of Citizens.

United Property & Casualty Insurance Company is approved to participate in the Clearinghouse, as one of four companies selected at the inception of the program based on several criteria, including readiness, technological infrastructure and resource availability. Throughout the upcoming year, other insurance companies will be added to the Clearinghouse.

On February 18, 2014, we presented our proposal to take out approximately 44,000 wind only insurance policies written by the Texas Windstorm Insurance Association (“TWIA”) to its Board of Directors. While it made no decision, following deliberations, the TWIA Board of Directors determined to continue its review of our proposal.

Our Competitive Strengths

Long and Profitable Operating History in Volatile Florida Market

We have operated successfully in the Florida market since 1999, producing profits in 14 of our 15-year operating history, including 2004 and 2005—a period of substantial hurricane losses for property and casualty insurers in Florida. We believe that our history of delivering stable, profitable operating results provides us a competitive advantage in the market relative to new and unproven companies. We also believe that our track record enhances our opportunities for expanding into new geographic markets, as it demonstrates to insurance industry regulators our ability to execute a proven and profitable business model for providing property and casualty insurance in a challenging environment.

Experienced Management Team With Catastrophic Risk Expertise

We believe that we have the expertise to execute our business strategies and manage our operations and risk effectively. Our Chairman, Greg Branch, has been active in managing public and private insurance companies for over 30 years and was an underwriting member of Lloyds of London from 1986 to 2004. John Forney, our President and Chief Executive Officer, has extensive experience analyzing property insurance markets in Florida and other catastrophe-exposed states, and has advised most of the major government-sponsored insurance entities as well as private companies in how to address the risks and opportunities presented by these markets. Brad Martz, our Chief Financial Officer, has over 17 years of industry experience and most recently served as Senior Vice President and Chief Financial Officer of Bankers Financial Corporation (“Bankers”), a St. Petersburg, Florida-based insurance holding company that operates a diversified insurance business in multiple states. Mr. Martz’s responsibilities included leading all aspects of accounting and finance for Bankers. He oversaw specific financial matters at the insurance company, including risk management, reinsurance program design, and managing financial communications with rating agencies and regulators. Deepak Menon, our Vice President of Operations and Business Development, holds the Chartered Property Casualty Underwriter (CPCU) designation, has over 18 years of experience and most recently served as Marketing Director at American Strategic Insurance, a $1.0 billion premium St. Petersburg, Florida-based homeowners insurer, where he helped it to grow from a small regional carrier to the 19th largest provider of homeowners insurance in the U.S. Jay Williams, our Vice President of Marketing, has over 30 years of industry experience, and formerly served as Director of Member Services for the Florida Association of Independent Agents. Mr. Williams has also worked extensively with agency groups in other states targeted for expansion by our company. John Langowski, our Vice President of Claims, has over 22 years of industry experience and most recently served as Vice President and Chief Claims Officer for a Florida-based homeowners and business insurer where he was responsible for all areas of property and casualty claims, personnel management, coordination with product management and underwriting for product development and improvement. Together, we believe that this team of executives and the other members of our leadership team provide us the capability to execute our business plan and capitalize successfully on growth opportunities while managing risk appropriately.

Strong Reinsurance Relationships Based on Consistent Conservative Approach

Reinsurance involves transferring all or a portion of the risk exposure on policies we write to another insurer. We are highly reliant on reinsurance to protect our capital against catastrophic losses caused by hurricanes. Our disciplined underwriting approach and strong reinsurance program allowed us to remain profitable in 2004 and 2005, on a consolidated basis, despite the Florida landfall of eight hurricanes, including two major hurricanes (Charley and Wilma). The unprecedented frequency and size of hurricane losses realized in the Florida market during those two years caused a substantial change in market conditions, including the availability and cost of reinsurance.

During the second quarter of 2013, we placed our reinsurance program for the 2013 hurricane season. The contracts reinsure for personal lines property excess catastrophe losses caused by multiple perils including hurricanes, tropical storms, and tornadoes. The agreements are effective June 1, 2013, for a one-year term and incorporate the mandatory coverage required by and placed with the Florida Hurricane Catastrophe Fund (FHCF). The FHCF is a Florida State-sponsored trust fund that provides reimbursement to Florida property insurers for covered hurricane losses. UPC Insurance’s total 2013-2014 catastrophe reinsurance coverage included $441,540,000 of coverage from the FHCF and $360,060,000 of coverage from private reinsurers. The contracts include provisions which are designed to protect us from losses sustained in a single event as well as losses from multiple events in a single hurricane season.

In addition to FHCF coverage, we purchase private reinsurance below, alongside, and above the FHCF layer. The contracts comprising our program are described below:

•

Below FHCF—provides coverage on $167,200,000 of losses in excess of $20,000,000 and is 100% placed. The first reinstatement of limits is prepaid and the second and final reinstatement requires additional premium.

•	Mandatory FHCF—provides 90% of $490,600,000 of losses in excess of $187,200,000 with no reinstatement of limits.

•	Excess—provides coverage on $172,860,000 of losses in excess of the private and FHCF reinsurance coverage and is 100% placed.

All of our reinsurance providers were either rated A or higher by A.M. Best or provided collateral for their entire reinsurance obligation.

Agency Network

We currently market and distribute our policies to consumers through nearly 2,500 independent agencies. Our insurance affiliate has been focused on the independent agency distribution channel since its inception, and we believe we have built significant credibility and loyalty with the independent agent community in the states in which we operate. We recruit, train and appoint the full service insurance agencies that distribute our products. Typically, a full service agency is small to medium in size and represents several insurance companies for both personal and commercial product lines. We depend heavily upon our independent agents to produce new business for us. We compensate our independent agents primarily with fixed-rate commissions that are consistent with market practices. In addition to our relationships with individual agencies, we have important relationships with aggregators of underlying agency demand. The two most significant of these relationships are with Allstate in Florida, which, through its Ivantage program, refers homeowners to our insurance affiliate and other partner companies, and with the Florida Association of Insurance Agents (FAIA), which serves as a conduit between our insurance affiliate and many smaller agencies in Florida with whom we do not have direct appointments.

Disciplined Underwriting Standards

We price our product at levels that we project will generate an acceptable underwriting profit. We try to be extremely granular in our approach, so that our price can accurately reflect the risk and profitability of each potential customer. In our pricing algorithm, we take into account historical loss costs (both attritional and catastrophic) for the rating territory in which the customer resides, as well as projected incremental reinsurance costs based on the specific geographic and structural characteristics of the home. In addition to the specific characteristics of the policy being priced, we also evaluate the effect of each incremental policy on our portfolio as a whole. In this regard, we seek to optimize our portfolio by diversifying our geographic exposure in order to limit our probable maximum loss, total insured value and average annual loss. We use the output from third-party modeling software to analyze our risk exposures, including wind exposures, by zip code or street address as part of the optimization process. We establish underwriting guidelines to provide a uniform approach to our risk selection and to achieve underwriting profitability. After we bind a new risk, with few exceptions, we physically inspect the property. Our underwriters review the property inspection report during their risk evaluation and if the policy does not meet our underwriting criteria, we have the right to cancel the policy within 90 days in Florida and within 60 days in other states.

Low-Cost, Technology-Based Platform

We are committed to providing the highest possible level of service to our independent insurance agents and our policyholders. Our customized web-based policy processing interface affords our agents the ability to prepare and process new policies and policy changes online and deliver policy declarations quickly. We use a third-party administrator, or “TPA”, to manage our policy-related information systems and to perform some of the administrative duties of processing a policy. Using a TPA allows us to obtain up-to-date technology at a reasonable cost and to achieve economies of scale without incurring significant fixed-overhead expenses and provides us with integrated policy underwriting, billing, collection and reporting, and employs Internet-based systems for the on-line submission of applications, the underwriting of policies and the automated issuance of policies. We believe that the use of a TPA in conjunction with our internal resources delivers a consistently high-quality user experience for our agents and policyholders.

Corporate Information

In 1999, we formed our original holding company, United Insurance Holdings, L.C., a Florida limited liability company, our insurance affiliate and our management affiliate and conducted operations under that structure until 2004. In 2004, we added our claims adjusting affiliate and continued operations under the new structure until we completed a merger with Fund Management Group (FMG) Acquisition Corp.

In May 2007, FMG Acquisition Corp, a blank-check company, was incorporated under the laws of Delaware. In September 2008, in a cash and stock transaction, we completed a reverse merger whereby United Subsidiary Corp., a wholly-owned subsidiary of FMG Acquisition Corp., merged with and into United Insurance Holdings, L.C., a Florida limited liability company, with

United Insurance Holdings, L.C. remaining as the surviving entity. In connection with that merger, FMG Acquisition Corp. changed its name to United Insurance Holdings Corp. and became a public operating company trading in the over-the-counter market under the ticker symbol “UIHC.” In April 2011, we founded UPC Re, our Cayman Island reinsurance affiliate. In August 2011, we merged United Insurance Holdings, L.C. into its parent corporation, United Insurance Holdings Corp. In December 2012, in connection with an underwritten public offering of 5,000,000 shares of our common stock, we applied to list our common stock on The Nasdaq Capital Market. Our application was approved, and our common stock began trading on The Nasdaq Capital Market on December 11, 2012.

Our principal executive offices are located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, and our telephone number is (727) 895-7737. Our website is www.upcinsurance.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	United Insurance Holdings Corp.

Common stock offered by us, excluding the underwriters’ over-allotment option	Up to $50,000,000 of shares.

Over-allotment option	We have granted the underwriters an option to purchase up to an additional $7,500,000 of shares of common stock within 30 days of this prospectus supplement in order to cover over-allotments, if any.

Common stock outstanding prior to this offering	16,209,315(1)

Common stock issued and outstanding after this offering, excluding the underwriters’ over-allotment option	(1)

Use of proceeds	We expect to use the net proceeds of this offering for general corporate purposes, including statutory capital in support of our growth. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Symbol	“UIHC”

Risk factors	Investing in our common stock involves risks. See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of common stock outstanding after this offering is based on 16,209,315 shares of common stock outstanding as of February 25, 2014. The number of shares of common stock to be outstanding after this offering includes 80,068 shares of common stock issuable upon vesting of restricted common stock outstanding as of February 25, 2014. The number of shares of common stock to be outstanding after this offering excludes 997,701 shares of common stock available for future stock award grants under our 2013 Omnibus Incentive Plan as of February 25, 2014.

Summary Financial Information

The following summary financial information sets forth consolidated financial data for the periods and at the dates indicated. The summary financial data have been derived from our audited consolidated financial statements for each of the five years that ended December 31, 2013, 2012, 2011, 2010 and 2009, except for statutory capital & surplus which was derived from the Annual Statements filed on behalf of United Property & Casualty Insurance Company for each of the five years that ended December 31, 2013, 2012, 2011, 2010 and 2009. You should read the detailed information and the financial statements incorporated by reference in this prospectus supplement.

	As of or For the Years Ended December 31,
	2013	2012	2011	2010	2009
Statement of Income Data:
Revenue:
Gross premiums written	$381,352	$254,909	$203,806	$158,637	$155,840
Gross premiums earned	316,708	226,254	180,837	155,307	156,393

Net premiums earned	$197,378	$121,968	$90,080	$66,855	$78,181
Net investment income and realized gains (losses)	3,742	5,243	2,950	8,128	4,790
Other revenue	6,960	4,023	3,388	5,008	5,498

Total revenue	$208,080	$131,234	$96,418	$79,991	$88,469
Expenses:
Losses and loss adjustment expenses	98,830	58,409	38,861	42,533	40,755
Other operating expenses	74,397	57,241	43,818	36,373	38,210
Interest expense	367	355	548	1,767	3,177

Total expenses	$173,594	$116,005	$83,227	$80,673	$82,142
Income (loss) before other (income) expenses	34,486	15,229	13,191	(682)	6,327
Other (income) expenses	(1)	(485)	175	726	—

Income (loss) before income taxes	$34,487	$15,714	$13,016	$(1,408)	$6,327
Provision for (benefit from) income taxes	14,145	6,009	4,928	(483)	2,270

Net income (loss)	$20,342	$9,705	$8,088	$(925)	$4,057

Earnings (loss) per share
Basic	$1.26	$0.91	$0.77	$(0.09)	$0.38
Diluted	$1.26	$0.91	$0.77	$(0.09)	$0.38
Ratios to net premiums earned:
Loss and loss adjustment expenses	50.0%	47.9%	43.1%	63.6%	52.1%
Expenses(1)	37.7%	46.9%	48.6%	54.4%	48.9%

Combined	87.7%	94.8%	91.7%	118.0%	101.0%

(1)	Calculated as the sum of “Other operating expenses” divided by “Net premiums earned.”

	As of or For the Years Ended December 31,
	2013	2012	2011	2010	2009
Balance Sheet Data:
Cash and invested assets	$323,814	$254,909	$165,898	$126,242	$160,110
Reinsurance recoverable on paid and unpaid losses	2,426	2,272	4,458	27,304	25,477
Prepaid reinsurance premiums	55,268	49,916	40,968	38,307	40,285

Total Assets	$441,230	$313,614	$240,215	$213,621	$247,758

Liabilities:
Unpaid losses and loss and loss adjustment expenses	$47,451	$35,692	$33,600	$47,414	$44,112
Unearned premiums	193,428	128,785	100,130	77,161	73,831
Reinsurance payable	39,483	26,063	16,571	14,982	28,162
Notes payable	14,706	15,882	17,059	18,235	41,428

Total Liabilities	$333,643	$225,628	$185,226	$168,328	$199,687

Total Stockholders’ Equity	$107,587	$87,986	$54,989	$45,293	$48,071

Statutory capital & surplus	$78,362	$68,007	$48,188	$48,495	$50,345

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Please also refer to the section above entitled “Forward-Looking Statements” regarding forward-looking statements included or incorporated herein by reference.

Risks Related to the Offering and an Investment in Our Common Stock

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

Substantially all of our net proceeds from this offering will be used, as determined by management in its sole discretion, for general corporate purposes, including statutory capital in support of our growth. Our management will have broad discretion over the use and investment of the net proceeds of this offering. The failure of our management to apply these funds effectively could harm our business. You will not have the opportunity, as part of your investment decision, to assess whether our proceeds are being used appropriately. Pending application of our proceeds, they may be placed in investments that do not produce income or that lose value.

Future sales of substantial amounts of our common stock by us or our existing stockholders could cause our stock price to decrease.

We have registered up to $75,000,000 of our securities, which we may sell from time to time in one or more offerings. Additional equity financings or other share issuances by us could adversely affect the market price of our common stock. Sales by existing stockholders of a large number of shares of our common stock in the public trading market (or in private transactions), or the perception that such additional sales could occur, could cause the market price of our common stock to decrease.

Dividend payments on our common stock in the future is uncertain.

We have paid dividends on our common stock in the past; however, we provide no assurance or guarantee that we will continue to pay dividends in the future. Therefore, investors who purchase our common stock may only realize a return on their investment if the value of our common stock appreciates.

The declaration and payment of dividends will be at the discretion of our Board of Directors and will be dependent upon our profits, financial requirements and other factors, including legal and regulatory restrictions on the payment of dividends, general business conditions and such other factors as our Board of Directors deems relevant.

The substantial ownership of our common stock by our officers and directors allows them to exert significant control over us.

Our officers and directors beneficially owned approximately 25% of our common stock at December 31, 2013. Our officers’ and directors’ interests may conflict with the interests of other holders of our common stock and our officers and directors may take action affecting us with which other stockholders may disagree. Our officers and directors, acting together, have the ability to exert significant influence over the following:

•	the nomination, election and removal of our Board of Directors;

•	the adoption of amendments to our charter documents;

•	management and policies; and

•	the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.

Provisions in our charter documents and the shareholder rights plan that we adopted may make it harder for others to obtain control of us even though some stockholders might consider such a development to be favorable.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals our stockholders may consider to be in their best interests. Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. At a given annual meeting, only a portion of our Board of Directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our Board of Directors at certain annual meetings, it may entrench our management and discourage unsolicited stockholder proposals that may be in the best interests of our stockholders. Moreover, our Board of Directors has the ability to designate the terms of and issue a new series of preferred stock.

We have also adopted a shareholder rights plan that could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, our company or a large block of our common stock. A third party that acquires 20% or more of our common stock could suffer substantial dilution of its ownership interest under the terms of the shareholder rights plan through the issuance of common stock to all stockholders other than the acquiring person. In certain circumstances the foregoing threshold may be reduced to 15%.

Together these provisions may make the removal of our management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $             million, or approximately $             million if the underwriters exercise in full their option to purchase additional shares of common stock to cover over-allotments, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering. We intend to use the net proceeds from the sale of our common stock in this offering for general corporate purposes, including statutory capital in support of our growth.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2013 on (i) an actual basis, and (ii) an as adjusted basis to give effect to the sale of the shares of common stock offered hereby (assuming net proceeds of approximately $             million and assuming no exercise of the over-allotment option).

You should read this table in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and our consolidated financial statements and related notes incorporated herein by reference.

	At December 31, 2013 (in thousands, except share and per share amounts) (unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$34,888	$

Stockholders’ equity:
Preferred stock, $0.0001 par value: 1,000,000 shares authorized; none issued or outstanding
Common stock, $0.0001 par value: 50,000,000 shares authorized; 16,209,315 shares issued on an actual basis and shares issued on an as adjusted basis	2		2
Additional paid-in capital	27,800
Treasury shares, at cost: 212,083 common shares	(431)		(431)
Accumulated other comprehensive income	92		92
Retained earnings	80,124		80,124

Total stockholders’ equity	$107,587	$

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement entered into with the underwriters named below, for whom Raymond James & Associates, Inc. is acting as representative, such underwriters have severally agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock set forth opposite their names below:

Underwriter	Number of shares
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
Sterne, Agee & Leach, Inc.

Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to purchase and accept delivery of the common stock offered by this prospectus supplement are subject to approval by their counsel of legal matters and to certain other conditions set forth in the underwriting agreement. The underwriters are obligated to purchase and accept delivery of all of the shares of common stock offered by this prospectus supplement, if any are purchased, other than those covered by the option to purchase additional shares described below.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus supplement, to purchase from time to time up to an aggregate of $7,500,000 of additional shares of common stock, at the same price per share as they are paying for the shares shown in the table above. If the underwriters exercise their option to purchase any of the additional $7,500,000 of shares, each underwriter, subject to certain conditions, will become obligated to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. If purchased, these additional shares will be sold by the underwriters on the same terms as those on which the shares offered by this prospectus supplement are being sold.

Commissions and Discounts

The underwriters propose to offer the common stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement and to various dealers at that price less a concession not to exceed $             per share. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table summarizes the underwriting compensation to be paid to the underwriters by us. These amounts assume both no exercise and full exercise of the underwriters’ option to purchase additional shares. We estimate that the total expenses payable by us in connection with this offering will be approximately $            .

	Without over- allotment exercise	With full over- allotment exercise
Per Share	$	$
Total	$	$

Indemnification

We have agreed to indemnify the underwriters against various liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act of 1934, as amended (the “Exchange Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lock-up Agreements

Each of our directors and our executive officers have agreed for a period of 90 days after the date of this prospectus supplement, not to directly or indirectly: (a) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or take any other action, whether through derivative contracts, options or otherwise to reduce their financial risk of holding any of our securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any securities held or deemed to be beneficially owned by the person or entity without the prior written consent of Raymond James & Associates, Inc. or (b) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person or the entity has or may have hereafter to require us to register under the Securities Act, the sale, transfer or other disposition of any of the securities held or deemed to be beneficially owned by the person or entity, or to otherwise participate as a selling securityholder in any manner in any registration by us under the Securities Act.

In addition we have agreed that for 90 days after the date of this prospectus supplement, we will not directly or indirectly without the prior written consent of Raymond James & Associates, Inc., (a) offer for sale, sell, pledge or otherwise dispose of any shares of common stock or securities convertible into or exchangeable for common stock (other than the common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date hereof), (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, (c) file or cause to be filed a registration statement with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into our common stock or any other securities or (d) publicly disclose the intention to do any of the foregoing.

The 90 day lock-up periods described in the preceding paragraphs will automatically be extended if (a) during the last 17 days of the lock-up period, we issue an earnings release or material news or a material event relating to us occurs, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, then the lock-up periods shall automatically be extended and the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Raymond James & Associates, Inc. waives, in writing, such extension. Raymond James & Associates, Inc. may release any of the securities subject to these lock-up agreements at any time without notice.

Price Stabilization, Short Positions and Penalty Bids

Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase shares of our common stock. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of our common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

In connection with this transaction, the underwriters may engage in passive market making transactions in the common stock, prior to the pricing and completion of this offering. Passive market making is permitted by Regulation M of the Securities Act and consists of displaying bids no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on The NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “UIHC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Affiliations

Each of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses of the nature and in amounts customary in the industry for these financial services. It is expected that we will continue to use the underwriters and their affiliates for various services in the future.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriters by Troutman Sanders LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements, the related financial statement schedules, and the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Current Report on Form 8-K filed on February 6, 2014;

•

the description of our common stock contained in or incorporated by reference into our Registration Statement on Form 8-A, filed on December 10, 2012, and any amendment or report filed for the purpose of updating that description; and

•

the description of our preferred share purchase rights contained in or incorporated by reference into our Registration Statement on Form 8-A, filed on July 23, 2012, and any amendment or report filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus supplement and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

United Insurance Holdings Corp.

Attn: Corporate Secretary

360 Central Avenue, Suite 900

St. Petersburg, Florida 33701

(727) 895-7737

You can also find these filings on our website at www.upcinsurance.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

United Insurance Holdings Corp.

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time up to $75 million of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the supplement, any other offering material and the information incorporated by reference carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on The Nasdaq Capital Market under the symbol “UIHC.” The last reported sale price of our common stock on September 27, 2013 was $8.80 per share.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, in any applicable prospectus supplement and/or other offering material and in such other documents as we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2013.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “UPC Insurance,” “our company,” “the Company,” “we,” “us,” and “our” refer to United Insurance Holdings Corp. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among others, those we identify under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

UNITED INSURANCE HOLDINGS CORP.

Our Business

United Insurance Holdings Corp. serves as the holding company for United Property & Casualty Insurance Company and its affiliated companies. Our business is conducted principally through four wholly-owned subsidiaries: United Property & Casualty Insurance Company (our insurance affiliate), United Insurance Management, L.C., Skyway Claims Services, LLC and UPC Re. Collectively, including United Insurance Holdings Corp., we refer to these entities as “UPC Insurance,” which is the preferred brand identification we are establishing for our company.

UPC Insurance is primarily engaged in the homeowners property and casualty insurance business in the United States. We currently write in Florida, North Carolina, South Carolina, Massachusetts, Rhode Island, and New Jersey and were recently licensed to write in New Hampshire and Texas. Our target market currently consists of areas where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. In such areas, we believe an opportunity exists for UPC Insurance to write profitable business. We manage our risk of catastrophic loss primarily through sophisticated pricing algorithms, avoidance of policy concentration, and the use of a comprehensive catastrophe reinsurance program. UPC Insurance has been operating continuously in Florida since 1999, and has successfully managed its business through various hurricane and other tropical storm events. We believe our record of successful risk management and experience in writing business in catastrophe-exposed areas provides us a competitive advantage as we grow our business in other states facing similar perceived threats.

Corporate Information

Our principal executive offices are located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, and our telephone number is (727) 895-7737. Our website is www.upcinsurance.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods presented:

Six Months Ended June 30, 2013	Years Ended December 31,
	2012	2011	2010	2009	2008
78.28	40.89	23.34	.22	2.97	15.70

For purposes of calculating these ratios, earnings consist of pre-tax income from continuing operations and fixed charges. Fixed charges consist of interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to debt; and estimated interest within rental expense.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.0001 per share, of which 16,207,016 shares were issued and outstanding as of September 27, 2013. We are also authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 125,000 shares are designated as “Series A Junior Participating Preferred Stock.” No shares of preferred stock were outstanding as of September 27, 2013.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to any preferences that may be applicable to any preferred stock issued in the future (including the Series A Junior Participating Preferred Stock), the holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of any preferred stock then outstanding (including the Series A Junior Participating Preferred Stock). Our common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Share Purchase Rights

On July 20, 2012, our board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend was payable to our stockholders of record on August 3, 2012. Each right entitles the registered holder to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock, at a price of $27.00, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated July 20, 2012, between our company and Continental Stock Transfer & Trust Company, as Rights Agent.

Initially, the rights are not exercisable and are attached to and trade with all shares of common stock outstanding as of, and issued subsequent to August 3, 2012. The rights will separate from the common stock and will become exercisable upon the earlier of (a) 10 days following a public announcement that a person or group of affiliated or associated persons (other than our company, a subsidiary of our company, an employee benefit plan of our company or a subsidiary, or a person who beneficially owns 20% or more of our common stock outstanding on the effective date of the

Rights Agreement) (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of our outstanding common stock or (b) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than our company, a subsidiary of our company, an employee benefit plan of our company or a subsidiary, or a person who beneficially owns 20% or more of our common stock outstanding on the effective date of the Rights Agreement) of 20% or more of such outstanding common stock or (c) 10 days following a public announcement that our board of directors declared a person or group of affiliated or associated persons which beneficially owns 15% or more of our outstanding common stock to be an “Adverse Person,” as described below.

An “Adverse Person” is any person or group of affiliated or associated persons beneficially owning 15% or more of our outstanding common stock, if our board of directors determines (a) that the person or group is holding the common stock in order to cause us to repurchase their common stock or to cause pressure on us to take action or enter into a transaction or series of transactions where our board determines that the actions to be taken are not in the best long-term interests of our company or our stockholders, or (b) that beneficial ownership of our common stock by the person or group is causing or reasonably likely to cause a material adverse impact on the business or prospects of our company.

At any time after a person becomes an Acquiring Person or Adverse Person and prior to the acquisition by such Acquiring Person or Adverse Person of 50% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by any Acquiring Person or Adverse Person which have become void), in whole or in part, at an exchange ratio of one common share, or one one-hundredth of a share of our Series A Junior Participating Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right, subject to adjustment.

The rights may be redeemed in whole, but not in part, at a price of $.001 per right (payable in cash, common stock or other consideration deemed appropriate by our board) by the board only until the earlier of (a) the time at which any person becomes an Acquiring Person or Adverse Person or (b) the expiration date of the Rights Agreement. Immediately upon the action of the board ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company without conditioning the offer on redemption of the rights or on a substantial number of rights being acquired. The rights will expire on July 20, 2022, unless previously redeemed or exchanged by us. The rights distribution was not taxable to our stockholders.

Preferred Stock

Series A Junior Participating Preferred Stock

In connection with the adoption of the Rights Plan described above, our board of directors designated 125,000 shares of our preferred stock as Series A Junior Participating Preferred Stock. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of the Company’s common stock. In the event of liquidation, the holders of these preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of the Company’s common stock. Each share will have one vote per share, voting as a separate class on all matters submitted to the holders of the Company’s common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of the Company’s common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of the Company’s common stock. These rights are protected by customary antidilution provisions.

Other Preferred Stock

We are also authorized to issue 875,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying, deferring or preventing a change in control of our company.

Anti-Takeover Provisions

In our Second Amended and Restated Certificate of Incorporation, we elected not to be governed by Section 203 of the Delaware General Corporation Law which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”

Our Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws contain provisions that may discourage unsolicited takeover proposals our stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. At a given annual meeting, only a portion of our board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at certain annual meetings, it may entrench our management and discourage unsolicited stockholder proposals. Moreover, our board of directors has the ability to designate the terms of and issue a new series of preferred stock.

In addition, as described above under the heading “—Preferred Share Purchase Rights,” we previously declared a dividend of one preferred share purchase right for each outstanding share of our common stock. Each right entitles the registered holder to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock at a price of $27.00, subject to adjustment. These rights have certain anti-takeover effects, which are described in greater detail above under the heading “—Preferred Share Purchase Rights.”

Liability Limitations and Indemnification

Second Amended and Restated Certificate of Incorporation (as amended)

Our Second Amended and Restated Certificate of Incorporation (as amended) provides that a director of our company shall not be personally liable to our company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director’s duty of loyalty to our company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (d) for any transaction from which the director derived an improper personal benefit. Our Second Amended and Restated Certificate of Incorporation (as amended) further provides that, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, our company shall indemnify all persons whom it may indemnify pursuant thereto.

By-Laws

Our By-Laws provide that we shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that the person is or was a director, officer, employee or agent of our company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our By-Laws also provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of our company against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to our company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Liability Insurance

We maintain directors’ and officers’ insurance coverage for our directors and officers.

Indemnification Agreements

In addition to the indemnification required in our Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws, we have entered into indemnification agreements with each of our directors. These agreements provide for the indemnification of such directors, subject to certain conditions and exclusions, against certain costs actually and reasonably incurred in connection with a proceeding (a) if they were, are, or are threatened to be made, a party to or a participant in a proceeding and (b) to the fullest extent permitted by applicable law if they are party to or threatened to be made a party to a proceeding. The indemnification agreements also provide that, if the indemnification rights provided in the indemnification agreements are unavailable, then (to the fullest extent permissible under applicable law) we will pay, in the first instance, the entire amount incurred by the applicable director in connection with a proceeding without requiring such director to contribute to such payment. We also agreed, under the indemnification agreements, to advance expenses reasonably incurred by these directors in connection with a proceeding upon the execution and delivery by the applicable director of an undertaking to repay the advance to the extent that it is determined that such director is not entitled to be indemnified by us. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors’ service to us has ended.

Delaware Law

Section 145 of the DGCL, which was adopted by our company as described above, provides that a corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation, such as our company, may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Trading

Our common stock is listed on The Nasdaq Capital Market under the symbol “UIHC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, 8th Floor, New York, New York 10004, and its telephone number is (212) 509-4000.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “UIHC,” “our company,” “the Company,” “we,” “us,” and “our” refer to United Insurance Holdings Corp., and not any of its subsidiaries, unless the context otherwise requires.

Senior debt securities will be issued under an indenture between UIHC and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between UIHC and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to,

all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of our company and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior debt securities of ours as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.

The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue. As of September 27, 2013, we had no senior debt securities or subordinated debt securities outstanding.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

At September 27, 2013, United Property & Casualty Insurance Company, our insurance subsidiary, had long-term debt consisting of a Surplus Note payable to the Florida State Board of

Administration (the “SBA Note”). At June 30, 2013, the outstanding principal and interest under the SBA Note was $15,294,000 and the interest rate on the unpaid principal balance was 1.87%. Any surplus note issued to us by United Property & Casualty Insurance Company in connection with future capital contributions that we may make to it will be subordinate to the SBA Note.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•

the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•

if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•

if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•

whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•

the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•

any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•

the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time described in the related prospectus supplement and/or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

•	the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

•

the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of a majority in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;

•	reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security of that series;

•	change the place of payment or the coin or currency in which the principal of or any premium or interest on any debt security of that series is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•

make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock or preferred stock or other securities, cash or property in accordance with its terms;

•

modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to:

•	consent to any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; and

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•

to evidence the succession of another corporation to our company under the applicable indenture, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations pursuant to the applicable indenture;

•	to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•

to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•

to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•

to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•

to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance

Each indenture will provide that, at our option, we:

•

will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge (“legal defeasance”); or

•

may omit to comply with certain restrictive covenants of the indenture, including those described under “Merger,” and the occurrence of an event described in clause (4) under “Events of Default” with respect to any such covenants will no longer be an event of default (“covenant defeasance”);

in each case, if

•

we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money, (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and are not callable or redeemable at the option of the issuer thereof) or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

•	the interest of the holders in such deposit shall have been duly perfected under the applicable provisions of the applicable uniform commercial code;

•

the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•	the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we bound;

•

we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and

•	we shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Satisfaction and Discharge

With respect to any series of debt securities, the applicable indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:

(1) either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of our company, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading “Legal Defeasance and Covenant Defeasance” in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums payable under the indenture in respect of such series of debt securities; and

(3) we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

(1) failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

(2) failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

(3) failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

(4) failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of our company, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(6) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(7) specified events of bankruptcy, insolvency, receivership or reorganization; or

(8) any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•

obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, such law as described in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and the provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, registered in the name of Cede & Co., as nominee of DTC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter or the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC directly to discuss these matters.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•

Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in securities may be subject to the procedures and requirements of DTC.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Exchange Act is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The annual consolidated financial statements incorporated by reference in this prospectus have been audited by McGladrey LLP (formerly McGladrey & Pullen, LLP), an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of filing of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 6, 2013;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2013 and August 8, 2013;

•

our Current Reports on Form 8-K filed with the SEC on February 27, 2013, May 1, 2013, May 23, 2013 (as amended on September 30, 2013), May 30, 2013, June 5, 2013, July 11, 2013, July 12, 2013, August 6, 2013, and August 27, 2013;

•	our Definitive Proxy Statement relating to our 2013 annual meeting of stockholders filed with the SEC on April 16, 2013;

•

the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on December 10, 2012, and any amendment or report updating that description; and

•

the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, filed with the SEC on July 23, 2012, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

United Insurance Holdings Corp.

Attn: Corporate Secretary

360 Central Avenue, Suite 900

St. Petersburg, Florida 33701

(727) 895-7737

You can also find these filings on our website at www.upcinsurance.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

$50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

WELLS FARGO SECURITIES

STERNE AGEE

                    , 2014